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                                                                      EXHIBIT 16

                             MCGLADREY & PULLEN, LLP
                                ONE CHURCH STREET
                        NEW HAVEN, CONNECTICUT 06510-3330
                                 (203) 773-1909


September 29, 1997


Securities and Exchange Commission
Washington, DC 20549

We were previously the independent accountants for First Central Financial Corporation, and on February 25, 1997, except for Notes 1 and 18 as to which the date was March 24,1997, we reported on the consolidated financial statements of First Central Financial Corporation and subsidiaries as of and for the three years ended December 31, 1996. On September 23, 1997, we resigned as independent accountants of First Central Financial Corporation.

We have read First Central Financial Corporation's statements included under
Item 4 of its Form 8-K dated September 29, 1997, and we agree with such statements.

                                               McGladrey & Pullen, LLP
                                               --------------------------------
                                               McGladrey & Pullen, LLP